PRESS RELEASE

FOR IMMEDIATE RELEASE
CONTACT:  GEORGE M. KLOPFER, CEO
          (410) 358-3600

JULY 21, 1997

================================================================================


         Baltimore, MD - Polk Audio, Inc. (Amex: PKA) announced today that it has negotiated a licensing agreement with Hewlett-Packard Company Home Products Division. The license covers a package of trademarks, patents and designs for loudspeakers which will be sold as part of the HP Pavilion line of multimedia computer systems.

         Actual manufacture of the licensed products will be done by third parties in Asia under Polk's and HP's joint direction.

         It is expected that the products will be available to consumers from various retailers of HP products in the US market and in certain Asian and European markets this summer. Polk Audio expects to realize royalty income from this licensing agreement beginning in its June 1997 fiscal quarter.

         Polk Audio is a manufacturer of high-quality loudspeaker systems headquartered in Baltimore, MD.


                            #         #         #